EX-99.3

                                   PRESS RELEASE

FreeStar Technology Terminates Merger Discussions with FreeStar
Acquisition Corp.; Conference Call Scheduled for 12 PM Eastern Today


NEW YORK--(BUSINESS WIRE)--July 29, 2003--FreeStar Technology Corporation (OTCBB:FSRC), an international payment processing and technology company committed to setting the next generation standard for secure e-commerce, announced today that it has terminated negotiations with FreeStar Acquisition Corp. and Hans Thulin, its principal, concerning the proposed acquisition of all the stock of FreeStar Technology by means of a cash merger, as previously reported. FreeStar Technology's decision to terminate discussions follows attempts by the Mr. Thulin and his advisors to restructure the transaction in a manner deemed by FreeStar Technology's board of directors and financial advisor to be inadvisable and not in the best interests of FreeStar Technology's stockholders. FreeStar Technology's previously disclosed transaction with TransAxis, Inc., a leading edge provider of Internet payment technology (OTC:TNXS.PK), is not impacted by this development and is expected to close later this summer.

"While we have respect for Mr. Thulin, the proposed transaction with FreeStar Acquisition Corp. created a tremendous drain of time and energy, resulting in a material distraction from the operation of our core business and effectively inhibited our ability to build our company into a significant global payment processing organization," stated Paul Eagan, President and Chief Executive Officer of FreeStar. "The termination of this proposed transaction frees up numerous resources to allow us to focus on building revenues and earnings -- with a principal mission of rebuilding shareholder value. It is our opinion that FreeStar's market value was significantly diminished as a result of the uncertainty the proposed merger created. It is news to no one that uncertainty can have a negative effect on a company's market value and we are glad the distraction of this proposed transaction behind us which has reenergized our employees and senior management team."

Conference Call and Webcast

Paul Egan, the president of FreeStar, will conduct a conference call and webcast today, Tuesday, July 29, 2003 at 12 pm Eastern. Investors may access the call by dialing 800.230.1093 in the United States or from an international location by calling 612.332.0107. Participants should identify the call as the "FreeStar Conference Call." A replay of the call will be available following the call in the United States at 800.475.6701 or internationally at 320.365.3844, access code 693841.

About FreeStar Technology

FreeStar Technology is an international payment processing and technology company operating a robust Northern European BASE24 credit card processing platform based in Helsinki, Finland, which currently processes approximately 1.0 million card payments each month for an established client base that includes companies such as Finnair, Ikea and Stockman. FreeStar Technology is focused on exploiting a first-to-market advantage of its Enhanced Transactional Secure Software
(ETSS), which is a proprietary software package that empowers consumers to consummate e-commerce transactions with a high level of security using credit, debit, ATM (with PIN) or smart cards. The company maintains its corporate headquarters in Santo Domingo, Dominican Republic, and has offices in Dublin, Ireland and Helsinki, Finland. For more information, please visit the company's websites at http://www.freestartech.com, http://www.rahaxi.com and http://www.epaylatina.com

Forward Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical and other complications which may arise could prevent the prompt implementation of any strategically significant plan described above.

CONTACT:

Trilogy Capital Partners, Inc., New York

Bernadette Cusack, 800/330-6540

bernadette@trilogy-capital.com

SOURCE: FreeStar Technology Corporation